Exhibit 99.1

Central Garden & Pet Completes Acquisition of Green Garden

Acquisition Builds Further Scale in Garden Segment

with Entry into Attractive Adjacent Category

WALNUT CREEK, Calif., February 16, 2021 — Central Garden & Pet (NASDAQ: CENT, CENTA) (“Central”), a market leader in the garden and pet industries, announced today that it closed the previously announced acquisition of Green Garden Products (“Green Garden”), formerly known as Plantation Products, from private-equity firm Freeman Spogli & Co. Green Garden, headquartered in Norton, Mass., is a leading provider of vegetable, herb and flower seed packets, seed starters and plant nutrients in North America, shipping over 250 million seed packets annually.

“By adding Green Garden’s leading brands for vegetable, herb and flower seed and seed starter packages, we are entering an important adjacent category in the garden segment,” Tim Cofer, CEO of Central Garden & Pet said. “With Green Garden now being an official part of the Central team, we look forward to growing their business, leveraging our strong merchandising, brand building and digital capabilities.”

Under the terms of the merger agreement, the Company paid a total of $532 million, subject to certain post-closing adjustments. The acquisition was financed through cash on hand and borrowings under the Company’s Credit Facility.

About Central Garden & Pet

Central Garden & Pet (NASDAQ: CENT, CENTA) understands that home is central to life and has proudly nurtured happy and healthy homes for over 40 years. With 2020 net sales of $2.7 billion, Central is on a mission to lead the future of the pet and garden industries. The Company’s innovative and trusted products are dedicated to help lawns grow greener, gardens bloom bigger, pets live healthier and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Pennington, Nylabone, Kaytee, Amdro and Aqueon, strong manufacturing and distribution capabilities and a passionate, entrepreneurial growth culture. Central Garden & Pet is based in Walnut Creek, California and has over 6,300 employees across North America and Europe. For additional information about Central, please visit the Company’s website at www.central.com.

About Green Garden Products

Headquartered in Norton, Massachusetts, Green Garden Products is the leading supplier of seed packets and seed starter products for flower and vegetable gardens in North America, as well an emerging participant in the specialty soil category. The Company distributes over 3,500 SKUs under the Ferry-Morse, American Seed, Livingston Seed, McKenzie, NK Lawn & Garden, Jiffy, SUPERthrive, Dyna-Gro and Seeds of Change brand names to a network of over 70,000 retail locations across the home center, mass merchant, farm and independent, dollar store, and distributor/co-op channels. The Company provides its retail customers with best-in-class category management services including SKU selection, packaging and displays, in-store merchandising services, and logistical solutions. In addition to its headquarters in Massachusetts, the Company maintains production and distribution facilities in Ohio, California and Manitoba. For additional information about Green Garden Products, please visit the Company’s website at www.greengarden.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, could be deemed forward-looking statements. Statements in this press release concerning Central’s business, strategy and focus; the ability to build scale in the seed category and add key digital capabilities; and our overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of several factors, including, without limitation, our ability to close the acquisition in a timely basis or at all, our ability to integrate the acquired company, potential benefits of the transaction to Central and our customers, and other factors listed in our annual report on Form 10-K filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date of this press release. Central undertakes no obligation to update the information in this press release in the event facts or circumstances subsequently change after the date of this press release.

Investor Relations Contact

Friederike Edelmann

(925) 412-6726

fedelmann@central.com

Media Relations Contact

Liz Nunan

(925) 878-9465

lnunan@central.com